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                                                                 Exhibit 99.1

                        -- CIBER, INC. NEWS RELEASE --
For Immediate Release                             Contact:
                                                  Kara Kennedy
                                                  Shareholder Relations
                                                  303/220-0100

                          CIBER ANNOUNCES MERGER WITH
                      ADVANCED SYSTEMS ENGINEERING, INC.

     Englewood, Colorado -- March 2, 1998 -- CIBER, Inc. ("CIBER") (NYSE - CBR) announced today that privately-held Advanced Systems Engineering, Inc. ("ASE"), a provider of software engineering services headquartered in Aurora, CO, has merged into CIBER.

      "The merger with ASE is exciting for CIBER because it facilitates an opportunity to enhance our federal government services, particularly with aerospace programs," stated Mac Slingerlend, CIBER's President and Chief Operating Officer. "ASE will become the Federal Systems activity of our CIBER Information Systems division. We are pleased with the expertise Robert Holmes and John Allen bring to CIBER and we look forward to growing this practice in additional cities," Mr. Slingerlend continued.

     ASE employs over 150 consultants and generates annualized revenues of over $15 million. The combination will be accounted for as a pooling of interests.

     CIBER, Inc. is a nationwide provider of information technology consulting services. Through our 4,700 employees operating out of over 60 offices in over 20 states, plus our foreign operations, CIBER offers services to our clients in four principal areas: management consulting for "business/IT" problems, ERP implementation services, information technology consulting services (including Year 2000 conversions) and network design and integration consulting. CIBER's three wholly owned operating subsidiaries are Spectrum Technology Group, Inc., Business Information Technology, Inc. and CIBER Network Services, Inc.

     "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Forward-looking statements involve risks and uncertainties that could cause actual results to vary materially from such statements. Please refer to discussions of certain of these risks and uncertainties in the Company's Annual Reports, 10-Ks, 10-Qs and other Securities and Exchange Commission filings.

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        CIBER, INC., 5251 DTC PARKWAY, SUITE 1400, ENGLEWOOD, CO  80111
                                 http://www.ciber.com